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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this registration statement on Form SB-2 of Sunderland Corporation and the related prospectus of the following: our report, relating to the financial statements of Del Mar Mortgage, Inc., dated April 9, 1999, except for Note 1, Reorganization and Basis of Presentation, to the financial statements as to which the date is September 2, 1999, included therein; our report, relating to the financial statements of Del Mar Holdings, Inc., dated May 21, 1999, except for Note 1, Reorganization and Basis of Presentation, to the financial statements as to which the date is September 2, 1999, included therein; and our report, relating to the financial statements of Capsource, Inc., dated April 7, 1999, except for Note 1, Business Combination, and Note 3 to the financial statements as to which the date is September 2, 1999, included therein. We also consent to the reference to our Firm under the caption "Experts" in the prospectus.


                                 /s/ Hansen, Barnett & Maxwell
                                 -----------------------------
                                 HANSEN, BARNETT & MAXWELL




Salt Lake City, Utah
September 29, 1999